EXHIBIT D.1

TRADUCCIÓN PÚBLICA

PUBLIC TRANSLATION

“2004 — Year of the Argentine Antarctic Sector”

Letterhead of the National Executive Branch

1733

Buenos Aires, December 9, 2004

CONSIDERING the request filed by the MINISTRY OF ECONOMY AND PRODUCTION, Law No. 23,928 and Decree No. 1,375 dated October 8, 2004, and

WHEREAS, in order to strengthen the financial position of the NATIONAL STATE and normalize the relationship with creditors, it is necessary to implement a debt restructuring transaction regarding public debt in default;

WHEREAS, it is necessary in that respect to previously adopt a series of actions complementing and facilitating the debt exchange transaction for instruments representing thereof under Article 59 of Law No. 25,287, which given its scope and relevance justifies the adoption of exceptional measures;

WHEREAS, among the new national public debt instruments being designed to such effect, some of them are to be issued in Pesos, being applicable thereto the COEFICIENTE DE ESTABILIZACIÓN DE REFERENCIA (CER), established by Article 4 of Decree No. 214102.

WHEREAS, as a result thereof, given the characteristics of the restructuring transaction and the tenor of bonds to be issued, it becomes necessary to exempt thereof from the provisions under Articles 7 and 10 of Law No. 23,928, as amended;

WHEREAS, Decree No. 1375104 established the “Program for Financing the Non-Financial Public Sector with proceeds from the Capitalization System” directed to institutions that administer pension and retirement funds, being it necessary to amend paragraph c) under Article 2 of the above mentioned decree, for the purposes of extending the deadline provided thereunder until April 1, 2006;

WHEREAS, the exceptional nature of such situation makes it impossible to follow regular arrangements established under the NATIONAL CONSTITUTION for the purposes of enacting laws;

WHEREAS, the General Counsel of the Legal Department of the MINISTRY OF ECONOMY AND PRODUCTION has participated as appropriate;

WHEREAS, the NATIONAL EXECUTIVE BRANCH is empowered to issue this decree by virtue of the provisions under Article 99, paragraph 3 of the NATIONAL CONSTITUTION;

NOW THEREFORE,

THE PRESIDENT OF THE ARGENTINE NATION

IN A GENERAL AGREEMENT OF MINISTERS
DECREES:

ARTICLE 1.- Public debt securities to be issued as a result of such debt being restructured, as provided under article 62 of Law No. 25,827, are exempted from the provisions under articles 7 and 10 of Law No. 23,928.

ARTICLE 2.- Paragraph c) under Article 2 of Decree No. 1,375 dated October 8, 2004 is hereby replaced in its entirety as follows:

c) “The requirement set forth under Article 78 of Law No. 24,241, regarding public debt securities requested by institutions that administer pension and retirement funds, is hereby suspended until April 1, 2006, in compliance with provisions under paragraph b) of Article 3 under this decree”.

ARTICLE 3.- This decree shall become effective as of the date of its publication in the Official Gazette.

ARTICLE 4.- Be it informed to the HONORABLE NATIONAL CONGRESS.

ARTICLE 5.- Be it communicated, published, passed to the National Register Bureau, and filed.

DECREE No. 1733

There is an illegible signature: KIRCHNER

There is an illegible signature: Dr. Alberto Ángel Fernández — Chief of Cabinet

There is an illegible signature: Dr. Aníbal Domingo Fernández — Minister of the Interior
There is an illegible signature: Dr. Juan Bautista Pampuro — Minister of Defense
There is an illegible signature: Dr. Horacio Daniel Rosatti — Minister of Justice and Human Rights
There is an illegible signature: Dr. Carlos Alfonso Tomada — Minister of Labor, Employment and Social Security
There is an illegible signature: Dr. Ginés Mario González García — Minister of Health and Environment
There is an illegible signature: Dra. Alicia Margarita Kirchner — Minister of Social Development
There is an illegible signature: Arq. Julio Miguel De Vido — Minister of Federal Planning, Public Investment and Services
There is an illegible signature: Lic. Daniel Fernando Filmus — Minister of Education, Science and Technology
There is an illegible signature: Dr. Rafael Antonio Bielsa — Minister of Foreign Affairs, International Trade and Cult
There is an illegible signature: Roberto Lavagna — Minister of Economy and Production

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“2004 — Year of the Argentine Antarctic Sector”

Letterhead of the National Executive Branch

1735

Buenos Aires, December 9, 2004

CONSIDERING File No. S01:0328792/2004 under the Record of the MINISTRY OF ECONOMY AND PRODUCTION, Laws No. 11,672, the Permanent Supplementary Budget Law (t.o. 1999); 24,156; 25,565; 25,725 and 25,827; Decree No. 256 dated February 6, 2002 and Decree No. 1733 dated December 9, 2004, and

WHEREAS, under Article 75 of the NATIONAL CONSTITUTION the HONORABLE NATIONAL CONGRESS is vested, among others, with the following powers: to borrow money on the credit of the Nation, to settle payment of domestic and foreign debt of the Nation, and to fix annually the general budget of expenses and the estimate of resources of the National Administration;

WHEREAS, under Article 76 of the NATIONAL CONSTITUTION the NATIONAL EXECUTIVE BRANCH may not be vested with legislative powers, save for issues concerning administration or public emergency, with a specified term for their exercise and according to the delegating conditions established by the HONORABLE NATIONAL CONGRESS;

WHEREAS, under Title III of the National Public Sector Financial Management and Controlling System Law, Law No. 24,156, the HONORABLE NATIONAL CONGRESS has regulated the public credit system, establishing under Article 65 that the NATIONAL EXECUTIVE BRANCH is authorized to enter into public credit transactions for public debt rescheduling purposes through consolidation, conversion or renegotiation of such debt, to the extent it implies an improvement in the amounts, terms, and/or interest of the original transactions;

WHEREAS, under Decree No. 256 dated February 6, 2002, the then MINISTRY OF ECONOMY was empowered to carry out all acts and things required to restructure debt obligations of the National Government;

WHEREAS, under Budget Laws No. 25,565; 25,725 and 25,827 for fiscal years 2002, 2003 and the current fiscal year, respectively, payment obligations under national public debt securities therein listed is deferred, and the NATIONAL EXECUTIVE BRANCH, through the MINISTRY OF ECONOMY AND PRODUCTION, is authorized to restructure such debt under the provisions of Article 65 of Law No. 24,156, in order to adjust service thereof to payment capacity of the NATIONAL STATE; being required to submit to the HONORABLE NATIONAL CONGRESS quarterly reports on the progress achieved in negotiations as well as on any agreements entered into, which information has been regularly provided;

WHEREAS, as from May 2002, the then MINISTRY OF ECONOMY, now the MINISTRY OF ECONOMY AND PRODUCTION, began to contact holders of national public debt instruments whose payments have been deferred;

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      WHEREAS, faced with overindebtedness policies previously followed on sovereign debt management, guidelines for a proposal to restructure public debt in default have been developed, taking into account that the NATIONAL ESTATE is unable to service thereof under present contract terms;

      WHEREAS, in order to strengthen the financial position of the NATIONAL STATE and normalize the relationship with creditors, it is necessary to implement the above mentioned debt restructuring transaction;

      WHEREAS, on the basis of the aforementioned, it is necessary to approve the debt exchange transaction for NATIONAL STATE debt instruments within the purview of Article 59 of Law No. 25,827 as well as the relevant mechanism to implement thereof;

      WHEREAS, in such respect, several new national public debt instruments denominated in PESOS, U.S. DOLLARS, EUROS AND JAPANESE YENS have been defined, together with a derivative instrument linked to the growth in the Gross Domestic Product (GDP), known as Negotiable GDP-Linked Security, to be delivered in exchange for NATIONAL STATE debt instruments whose payments have been deferred, which comply with the provisions under Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672; Article 65 of Law No. 24,156 and Article 62 of Law No. 25,827;

      WHEREAS, given the characteristics of the restructuring transaction and the tenor of bonds to be issued, under Decree No. 1733 dated December 9, 2004, they were exempted from the provisions under Articles 7 and 10 of Law No. 23,928, as amended;

      WHEREAS, such new instruments have been designed to drastically reduce the combination of number of bonds, foreign currencies and legal jurisdictions with respect to those now existing in connection with debt subject to restructuring;

      WHEREAS, such measures shall reduce the negative impacts on fiscal, financial and economic issues for the REPUBLIC OF ARGENTINA;

      WHEREAS, delivery of the derivative instrument linked to the growth in the Gross Domestic Product (GDP) is a means to reconcile the interests of bondholders with the main goal of the current economic policy, it being to consolidate economic growth which, in turn, shall be a determinant of the REPUBLIC OF ARGENTINA’s payment capacity ;

      WHEREAS, the NATIONAL STATE’s payment capacity has been assessed against obligations resulting from the public debt exchange approved under this decree;

      WHEREAS, the terms and conditions of public debt instruments to be withdrawn as a result of the exchange, contain clauses providing for an extension of jurisdiction in favor of foreign courts and, subject to certain limitations, a waiver to plead sovereign immunity and to the unattachable nature of property owned by the NATIONAL STATE, as is customary in international financial markets with regards to sovereign debt;

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WHEREAS, under Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672, in the event any dispute with foreign persons should arise, the NATIONAL EXECUTIVE BRANCH is authorized to refer thereof to judges in other jurisdictions, arbitral tribunal with umpire impartially appointed or to the INTERNATIONAL COURT OF JUSTICE OF THE HAGUE;

WHEREAS, given the above mentioned reasons it is necessary that new national public debt instruments also contain clauses providing for an extension of jurisdiction and a waiver to plead sovereign immunity and to the unattachable nature of property owned by the NATIONAL STATE in favor of foreign courts sitting in NEW YORK CITY, UNITED STATES OF AMERICA; LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND; and TOKYO, JAPAN.

WHEREAS, on the basis of the above mentioned premises, it becomes necessary to approve the documentation required to carry out the transaction designed to restructure sovereign debt whose payments have been deferred;

WHEREAS, it is also necessary to provide for the issuance of new NATIONAL STATE public debt instruments to be delivered in exchange for national public debt instruments within the purview of Article 59 of Law No. 25,827;

WHEREAS, on the other hand, Article 42 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672, provides that transactions referred to under such article, including those under Article 65 of Law No. 24,156, shall not be governed by the provisions of Chapter VI — On Contracts, of Decree-Law No. 23,354 dated December 31, 1956, ratified by Law No. 14,467, as amended;

WHEREAS, Decree No. 1,023 dated August 13, 2001, upon establishing the National Administration Contracting System, excludes by virtue of Article 5, paragraph d) those contracts related to public credit transactions under such system;

WHEREAS, given the nature of the transaction under review, it becomes necessary to approve a form of Trust Indenture containing the terms and conditions of such new instruments as well as the undertakings of all parties involved;

WHEREAS, on the basis of the aforementioned, the Minister of Economy and Production should be vested with the authority to approve all acts and transactions as may be necessary, and the MINISTRY OF ECONOMY AND PRODUCTION should be vested with the authority to pay for expenses incurred to carry out the public debt restructuring transaction;

WHEREAS, the Minister of Economy and Production, or whoever he may designate to such effect, should also be authorized to execute such documentation as may be necessary to implement this transaction;

WHEREAS, BANCO CENTRAL DE LA REPÚBLICA ARGENTINA has issued an opinion on the impact of the exchange transaction on the balance of payments, stating that such entity has no objections regarding the transaction;

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WHEREAS, the General Counsel of the Legal Department of the MINISTRY OF ECONOMY AND PRODUCTION, the SINDICATURA GENERAL DE LA NACIÓN and the PROCURACIÓN DEL TESORO DE LA NACIÓN have participated as appropriate;

WHEREAS, the NATIONAL EXECUTIVE BRANCH is empowered to issue this decree by virtue of the provisions under Article 99, paragraphs 1 and 2 of the NATIONAL CONSTITUTION, and Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672; Article 65 of Law No. 24,156; Article 62 of Law No. 25,827 and Article 1 of Decree No. 1733 dated December 9, 2004;

NOW THEREFORE,

THE PRESIDENT OF THE ARGENTINE NATION

DECREES:

ARTICLE 1. — It is hereby provided that the debt of the NATIONAL STATE, evidenced by bonds whose payment has been deferred under the provisions of Article 59 of Law No. 25,827, be restructured by means of a national and international exchange transaction to be carried out to the extent and under the terms and conditions provided hereunder, as set forth in the form of Prospectus Supplement, applicable to the international offer, a copy of which in English together with its certified translation into Spanish is included as Exhibit I hereto, in the Operating Procedures applicable in the REPUBLIC OF ARGENTINA, included as Exhibit II hereto, and in the Conditions Applicable to Bonds issued under the laws of the REPUBLIC OF ARGENTINA, included as Exhibit III hereto, all of which are hereby approved and are an integral part hereof.

ARTICLE 2. — The transaction provided for under the preceding article shall be carried out through the exchange of public debt securities therein listed, for new debt instruments to be issued in a maximum aggregate principal amount of UNITED STATES DOLLARS FORTY-ONE BILLION EIGHT HUNDRED MILLION (US$41,800,000,000), together with the Negotiable GDP-Linked Securities attached thereto, as provided hereunder.

ARTICLE 3. — It is hereby authorized, as appropriate, an extension of jurisdiction in favor of Federal and state courts sitting in the CITY OF NEW YORK, UNITED STATES OF AMERICA; courts sitting in LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND; and courts sitting in TOKYO, JAPAN, and a waiver to plead sovereign immunity, solely with respect to such extended jurisdiction, under the Prospectus Supplement, agreements to be entered into by the MINISTRY OF ECONOMY AND PRODUCTION, in the terms and subject to the conditions of issuance of any national public debt instruments issued under this decree.

The REPUBLIC OF ARGENTINA does not waive any immunity from execution on judgments arising from clauses providing for an extension of jurisdiction, including in respect of:

a) Property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961.

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b)	Property that is entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976.

c)	Property constituting freely available reserves pursuant to Articles 5 and 6 of Law No. 23,928, as amended.

d)	Property in the public domain located in the territory of the REPUBLIC OF ARGENTINA which falls within the purview of Articles 2337 and 2340 of the Civil Code of the REPUBLIC OF ARGENTINA.

e)	Property located in or outside the territory of the REPUBLIC OF ARGENTINA which is dedicated to providing an essential public service.

f)	Funds, assets and any other financial resources allocated to the performance of Public Sector budgets, whether in the form of cash, bank deposits, bonds, issued securities, third party obligations and, generally, any other method of payment used to settle expenses included in the National General Budget.

g)	Property used by a diplomatic, governmental or consular mission of the REPUBLIC OF ARGENTINA.

h)	Property of a military character or under the control of a military authority or defense agency of the REPUBLIC OF ARGENTINA.

ARTICLE 4. — THE MINISTRY OF ECONOMY AND PRODUCTION is hereby authorized to increase, as required, the amount under the registration filed with the U.S. SECURITIES AND EXCHANGE COMMISSION (SEC), provided the aggregate amount registered in all jurisdictions does not exceed the principal amount authorized in Article 2 hereunder.

ARTICLE 5. — It is hereby provided that “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA” and “BONDS OF THE REPUBLIC OF ARGENTINA” be issued, including: currency denomination, interest rate and year of maturity, with financial conditions set forth in Exhibit IV which is a part of this decree, and having an aggregate principal amount that shall not exceed the amount set forth in Article 2 hereunder.

ARTICLE 6. — It is hereby provided that derivative instruments referred to as “Negotiable GDP-Linked Securities” be issued, with financial conditions set forth in Exhibit V hereto, with reference to a notional amount in PESOS, equal to the Residual Nominal Value plus accrued and unpaid interest, up to December 31, 2001, of public debt securities within the purview of Article 59 of Law No. 25,827 and effectively exchanged as provided hereunder.

ARTICLE 7. — It is hereby approved the form of Trust Indenture in English which together with its certified translation into Spanish are attached as Exhibit VI hereto and are an integral part hereof.

ARTICLE 8. — The Minister of Economy and Production is hereby vested with the authority to make any amendments, if necessary, to the form of Prospectus Supplement, to the Operating Procedures applicable in the REPUBLIC OF ARGENTINA, and to the Conditions Applicable to Bonds issued under the laws of the REPUBLIC OF ARGENTINA and hereby approved under Article 1 of this decree; to Exhibit IV hereby approved under Article 5 of this decree, to Exhibit V hereby approved under Article 6 of this decree, and to the form of Trust Indenture hereby approved under Article 7 of

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this decree, to the extent such amendments are not material with respect to forms approved hereunder.

ARTICLE 9.— The Minister of Economy and Production is hereby vested with the authority to approve any acts and transactions carried out or to be made hereinafter for the purposes of restructuring public debt as provided hereunder.

In addition, the MINISTRY OF ECONOMY AND PRODUCTION is hereby authorized to pay any expenses on account of registration, printing, distribution of prospectuses, translations and other related expenses as such Ministry may deem necessary in connection with the transaction hereby approved, subject to caps set forth in Exhibit VII which is an integral part hereof.

ARTICLE 10.— Each the Minister of Economy and Production, or whoever he may designate to such effect, are hereby authorized to execute any documentation substantially in the form approved under this decree.

The MINISTRY OF ECONOMY AND PRODUCTION shall be the Implementing Authority of this decree, with powers to issue any relevant supplementary and/or clarifying rules.

ARTICLE 11.— This decree shall become effective as of the date of its publication in the Official Gazette.

ARTICLE 12.— Be it communicated, published, passed to the National Register Bureau, and filed.

DECREE No. 1735

There is an illegible signature: KIRCHNER

There is an illegible signature: Dr. Alberto Ángel Fernández — Chief of Cabinet

There is an illegible signature: Roberto Lavagna — Minister of Economy and Production

      MARÍA CRISTINA COCHELLA, Public Translator, certifies that the above text drafted in eight (8) folios is a true translation into English of the original text in Spanish language before her. Witness her hand and seal, in Buenos Aires on the 20th day of December, 2004.

      MARÍA CRISTINA COCHELLA, Traductora Pública, certifica que el texto que antecede redactado en ocho (8) folios es traducción fiel al inglés del texto original ante si, redactado en idioma castellano, al que se remite. Firma y sella en Buenos Aires, a los 20 días del mes de diciembre de 2004.

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No. 00780185
[LOGO]
COLEGIO DE TRADUCTORES PÚBLICOS
DE LA CIUDAD DE BUENOS AIRES

REPÚBLICA ARGENTINA

LEY 20.305

LEGALIZACIÓN

Por la presente, el COLEGIO DE TRADUCTORES PÚBLICOS DE LA CIUDAD DE BUENOS AIRES, en virtud de la facultad que le confiere el artículo 10, inc. d) de la Ley 20.305, certifica únicamente que la firma y el sello que aparecen en la traducción adjunta, concuerdan con los correspondientes
al Traductor Público     COCHELLA, MARIA CRISTINA
que obran en los registros de esta institución en el folio                        tomo

INGLES	17	5

Buenos Aires,	Legalización Número: 34821/2004/T2

Fecha: 21/12/2004

RICARDO ALCOBA LOPEZ
GERENTE GENERAL
COLEGIO DE TRADUCTORES PUBLICOS
DE LA CIUDAD DE BUENOS AIRES

EL DOCUMENTO FUENTE
ES UNA FOTOCOPIA

ESTA LEAGALZACIÓN NO SE CONSIDERARÁ VÁLIDA SIN EL CORRESPONDIENTE

TIMBRADO EN LA ÚLTIMA HOJA DE LA TRADUCCIÓN ADJUNTA

Av. Callao 289 - 4° Piso - 1022 BUENOS AIRES - TEL. 4371-8616/4372-7961/2961/4373-4644

Translation from Spanish

EXHIBIT III

APPLICABLE CONDITIONS OF SECURITIES ISSUED UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA

This document complements what is set forth in the Prospectus Supplement and the Applicable Operating Procedure in the Republic of Argentina as it relates to the applicable conditions of bonds issued under the laws of the Republic of Argentina, and should be analyzed in conjunction with the aforementioned documents.

However, if there is any discrepancy between what is set forth in the Prospectus Supplement and this document, the latter should be considered the document that establishes the rights and obligations of bondholders that tender their Eligible Securities in exchange for New Securities governed by Argentine Law.

I.     Conditions for the Issuance of new instruments

The conditions for the issuance of the New Securities and the GDP-linked Securities are set forth, respectively, in Annexes IV and V to the Decree that approves this document.

II.     Other conditions common to all the new instruments

     a)      Listing: Application will be made to list the New Securities on the Buenos Aires Stock Exchange and the Mercado Electrónico Abierto, subject to the conditions of each of the New Securities.

     b)      Tax Exemptions in the Republic of Argentina: The New Securities will benefit from all tax exemptions provided by applicable laws and regulations relating to such matters.

III.     Repurchase of the New Securities and Other Debt Obligations with the Excess Payment Capacity

Argentina has calculated an annual payment capacity as described in the following paragraphs, equivalent to the following amounts for each of the years indicated:

Table 1: Annual Payment Capacity

	Annual Payment Capacity
Calendar Year	(in millions of U.S. dollars)
2004	U.S.$	891.0
2005		973.2

Annual Payment Capacity
Calendar Year	(in millions of U.S. dollars)
2006	1007.0
2007	1042.2
2008	1078.9
2009	1615.5

The amounts set forth above are referred to as the “annual payment capacity.” These amounts reflect Argentina’s payment obligations under the Pars, Discounts and Quasi-pars if it were to achieve 100% holder participation in the Offer and were to issue, in U.S. dollars, (i) the maximum aggregate principal amount of Pars and Quasi-pars permissible under the terms set forth in this prospectus supplement and (ii) Discounts to the extent demand for Pars and Discounts exceeded these limits.

The total amount of payments made under the bullet points below, during any given calendar year, will be referred to as “annual eligible debt service”:

•	payments made under any New Securities issued pursuant to the Offer,

•	payments made under any New Securities issued outside the Offer,

•	payments made under any Eligible Securities, if such Eligible Securities are amended subsequent to the settlement of the Offer, and

•	payments made on any Eligible Securities pursuant to any judgment or post-judgment settlement.

The difference between the annual payment capacity for any given calendar year and the annual eligible debt service will be referred to as the “annual excess payment capacity.”

Under the conditions of the New Securities, Argentina undertakes to apply the annual excess payment capacity, if any, for any given calendar year through 2009 towards the repurchase of any outstanding New Securities or other outstanding debt obligations (excluding Eligible Securities not tendered or accepted pursuant to the Offer, or any subsequent offer, nor resulting from Eligible Securities amended subsequent to the settlement of the Offer). All New Securities or other outstanding debt obligations so pre-paid or repurchased will be cancelled. Such pre-payments or repurchases would take place no later than twelve months after the end of each such calendar year. Argentina will determine within its sole discretion which New Securities or other eligible debt obligations to repurchase or pre-pay. No holder of New Securities will be entitled to demand that Argentina so pre-pays or repurchases or offers to pre-pay or offer to repurchase such holder’s New Securities.

IV.     Excess annual payment capacity

Under the conditions of the New Securities, during any reference year from 2006 through 2011, Argentina undertakes to apply towards the repurchase of any outstanding New Securities, 5% of the Excess GDP for the relevant reference year. All New Securities so pre-paid or repurchased will be cancelled. Such pre-payments or repurchases would take place during the calendar year following the calculation date (as defined above) for the relevant reference year. Argentina will determine within its sole discretion which New Securities to pre-pay or repurchase. No holder of New Securities will be entitled to demand that Argentina so pre-pays or repurchases or offers to pre-pay or offers to repurchase such holder’s New Securities.

V.     Rights upon to Future Offers

Under the conditions of the Pars, Discount and Quasi-pars, if following the expiration of the Offer until December 31, 2014, and except as provided below, Argentina voluntarily makes an offer to purchase or exchange or solicits consents to amend any Eligible Securities not tendered or accepted pursuant to the Offer, Argentina has agreed that it will adopt all steps necessary, including making any required filings, so that each holder of Pars, Discounts or Quasi-pars will have the right, for a period of 30 days following the announcement of such offer, to exchange any of such holder’s Pars, Discounts or Quasi-pars for (as applicable):

•	the consideration in cash or in kind received in connection with such purchase or exchange offer, as the case may be, or

•	securities having terms substantially the same as those resulting from such amendment process,

in each case in accordance with the terms and conditions of such exchange offer or amendment process. For this purpose, such Pars, Discounts or Quasi-pars will be treated as though they were Eligible Securities that:

•	are in the same currency as such Pars, Discounts or Quasi-pars, and

•	have an Eligible Amount equal to the Eligible Amount of the Eligible Securities that would have been originally exchanged for such Pars, Discounts or Quasi-pars pursuant to the Offer (determined by applying the inverse of the relevant exchange ratio applied in the Offer).

In order to participate in any such purchase, exchange or amendment process, a holder of Pars, Discounts or Quasi-pars will be required to surrender GDP-linked Securities in a notional amount equal to the Eligible Amount of Eligible Securities tendered in exchange for such Pars, Discounts and/or Quasi-pars, or, but only if an active trading market and published secondary market price quotations exist for GDP-linked Securities, pay cash to Argentina in an amount equal to the market price of that amount of GDP-linked Securities calculated on the market observation date that is at least six months prior to the announcement of such future transaction. The “market observation date” for this purpose is any March 31 or September 30, on which dates the trustee under the trust agreement (“Trust Indenture”) will calculate the market price of the GDP-linked Securities.

The notional amount of GDP-linked Securities that must be surrendered with respect to Pars, Discounts or Quasi-pars may be determined by applying the inverse of the exchange ratio corresponding to such Pars, Discounts or Quasi-pars that was applied in the Offer. For example, a holder of U.S.$1.000 in principal amount of Discounts would have to surrender GDP-linked

Securities in a notional amount equal to approximately U.S.$2.967. This amount of GDP-linked Securities is determined by applying the inverse of the applicable exchange ratio used in determining the principal amount of Discounts tendering holders were entitled to receive in exchange for their Eligible Securities: (1/0.337)x(U.S.$1.000) = U.S.$2.967.

The right of holders of Eligible Securities to participate in future exchange offers and/or amendment processes as described above will not apply to any exchange offer conducted pursuant to paragraph (a) of article 2 of Decree No. 1735/04.

VI.     Provisions of the New Securities under foreign law not applicable to New Securities issued under Argentine Law

1. Collective Action Clause

2. Negative Pledge

3. Default – cross default

4. Pari Passu

EXHIBIT VI

Conditions of the Issuance of New Securities

A.      INTERNATIONAL “PAR” BONDS OF THE REPUBLIC OF ARGENTINA, U.S. DOLLAR-DENOMINATED “STEP UP” DUE 2038

Maximum Aggregate Principal Amount to be issued: the maximum aggregate principal amount of the Pars that the Republic of Argentina can issue pursuant to the Offer is:

•	U.S.$10.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is less than or equal to 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities, or

•	U.S.$15.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is greater than 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities.

For purposes of determining these amounts, Pars issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003

Principal Payments: Principal payments will consist of TWENTY (20) equal payments. The first NINETEEN (19) semi-annual payments will be paid on March 31 and September 30 of each year, commencing on March 30, 2029, and the last installment will be paid on December 31, 2038.

Interest: The Pars will bear interest, computed on the basis of THREE HUNDRED SIXTY (360) days comprising TWELVE (12) THIRTY (30)-day months, accruing as follows:

i.	From and including December 31, 2003, to but excluding March 31, 2009: ONE AND THIRTY-THREE ONE HUNDREDTHS OF ONE PERCENT (1.33%).

ii.	From and including March 31, 2009, to but excluding March 31, 2019: TWO AND FIFTY ONE HUNDREDTHS OF ONE PERCENT (2.50%).

iii.	From and including March 31, 2019, to but excluding March 31, 2029: THREE AND SEVENTY-FIVE ONE HUNDREDTHS OF ONE PERCENT (3.75%).

iv.	From and including March 31, 2029, to but excluding December 31, 2038: FIVE AND TWENTY-FIVE ONE HUNDREDTHS OF ONE PERCENT (5.25%).

The interest payment dates for the Pars are March 31 and September 30 of each year, and December 31, 2038. Interest accrued as of and payable in cash on September 30, 2004 and March 31, 2005 will be paid in cash on the Settlement Date. The payment made on the first interest payment date following the Settlement Date will comprise the interest accrued from and including March 31, 2005, to but excluding such payment date.

Minimum Denomination: One U.S. dollar (US$1.00)

Applicable Law: The securities will be governed by the laws of the State of New York, United States of America, and in accordance to the terms and conditions of the Trust Indenture.

B.      INTERNATIONAL “PAR” BONDS OF THE REPUBLIC OF ARGENTINA, U.S. DOLLAR-DENOMINATED “STEP UP” DUE 2038

Maximum Aggregate Principal Amount to be issued: the maximum aggregate principal amount of the Pars that the Republic of Argentina can issue pursuant to the Offer is:

•	U.S.$10.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is less than or equal to 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities, or

•	U.S.$15.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is greater than 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities.

For purposes of determining these amounts, Pars issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003

Principal Payments: Principal payments will consist of TWENTY (20) equal payments. The first NINETEEN (19) semi-annual payments will be paid on March 31 and September 30 of each year, commencing on March 30, 2029, and the last installment will be paid on December 31, 2038.

Interest: The Pars will bear interest, computed on the basis of THREE HUNDRED SIXTY (360) days comprising TWELVE (12) THIRTY (30)-day months, accruing as follows:

i.	From and including December 31, 2003, to but excluding March 31, 2009: ONE AND THIRTY-THREE ONE HUNDRETHS OF ONE PERCENT (1.33%).

ii.	From and including March 31, 2009, to but excluding March 31, 2019: TWO AND FIFTY ONE HUNDRETHS OF ONE PERCENT (2.50%).

iii.	From and including March 31, 2019, to but excluding March 31, 2029: THREE AND SEVENTY-FIVE ONE HUNDRETHS OF ONE PERCENT (3.75%).

iv.	From and including March 31, 2029, to but excluding December 31, 2038: FIVE AND TWENTY-FIVE ONE HUNDRETHS OF ONE PERCENT (5.25%).

The interest payment dates for the Pars are March 31 and September 30 of each year, and December 31, 2038. Interest accrued as of and payable in cash on September 30, 2004 and March 31, 2005 will be paid in cash on the Settlement Date. The payment made on the first interest payment date following the Settlement Date will comprise the interest accrued from and including March 31, 2005, to but excluding such payment date.

Minimum Denomination: One U.S. dollar (US$1.00)

Registration: Global securities will be issued in the name of the Central de Registro y Liquidación de Pasivos Públicos y Fedeicomisos Financieros (CRYL) of the Central Bank of the Republic of Argentina, in its capacity as Registration Agent for the New Securities.

Applicable Law: The Pars will be governed by the laws of the Republic of Argentina and in accordance with the terms applicable to bonds issued under the laws of the Republic of Argentina.

C.      INTERNATIONAL “PAR” BONDS OF THE REPUBLIC OF ARGENTINA, U.S. PESO-DENOMINATED “STEP UP” DUE 2038

Maximum Aggregate Principal Amount to be issued: the maximum aggregate principal amount of the Pars that the Republic of Argentina can issue pursuant to the Offer is:

—	U.S.$10.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is less than or equal to 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities, or

—	U.S.$15.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is greater than 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities.

For purposes of determining these amounts, Pars issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003

Adjustment of Principal: by the Coeficiente de Estabilizacion de Referencia (CER), as described in Article No. 4 of Decree No. 214/2002 of Central Bank of the Republic of Argentina, corresponding to each of the TEN (10) business days preceding the issuance date, and the TEN (10) business days prior to the applicable interest or principal payment date. The Office of National Public Credit of the Ministry of Economy and Production will be the Calculation Agent. The Calculation Agent’s determination of the adjustment amount shall be final and binding upon all parties unless made in manifest error.

Principal Payments: Principal payments will consist of TWENTY (20) equal payments. The first NINETEEN (19) semi-annual payments will be paid on March 31 and September 30 of each year, commencing on March 30, 2029, and the last installment will be paid on December 31, 2038.

Interest: The Pars will bear interest, computed on the basis of a THREE HUNDRED SIXTY (360) days comprising TWELVE (12) THIRTY (30)-day months, accruing as follows:

i.	From and including December 31, 2003, to but excluding March 31, 2009: SIXTY-THREE ONE HUNDRETHS OF ONE PERCENT (0.63%).

ii.	From and including March 31, 2009, to but excluding March 31, 2019: ONE AND EIGHTEEN ONE HUNDRETHS OF ONE PERCENT (1.18%).

iii.	From and including March 31, 2019, to but excluding March 31, 2029: ONE AND SEVENTY-SEVEN ONE HUNDRETHS OF ONE PERCENT (1.77%).

iv.	From and including March 31, 2029, to but excluding December 31, 2038: TWO AND FORTY-EIGHT ONE HUNDRETHS OF ONE PERCENT (2.48%).

Interest payments on the Pars denominated in pesos are calculated using the principal amount adjusted by CER. The interest payment dates for the Pars are March 31 and September 30 of each year, and December 31, 2038. Interest accrued as of and payable in cash on September 30, 2004 and March 31, 2005 will be paid in cash on the Settlement Date. The payment made on the first interest payment date following the Settlement Date will comprise the interest accrued from and including March 31, 2005, to but excluding such payment date.

Minimum Denomination: One Argentine peso (Ps.1.00)

Registration: Global securities will be issued in the name of the Central de Registro y Liquidación de Pasivos Públicos y Fedeicomisos Financieros (CRYL) of the Central Bank of the Republic of Argentina, in its capacity as Registration Agent for the New Securities.

Applicable Law: The Pars will be governed by the laws of the Republic of Argentina and in accordance with the terms applicable to bonds issued under the laws of the Republic of Argentina.

D.      INTERNATIONAL “PAR” BONDS OF THE REPUBLIC OF ARGENTINA, EURO-DENOMINATED “STEP UP” DUE 2038

Maximum Aggregate Principal Amount to be issued: the maximum aggregate principal amount of the Pars that the Republic of Argentina can issue pursuant to the Offer is:

—	U.S.$10.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is less than or equal to 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities, or

—	U.S.$15.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is greater than 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities.

For purposes of determining these amounts, Pars issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003

Principal Payments: Principal payments will consist of TWENTY (20) equal payments. The first NINETEEN (19) semi-annual payments will be paid on March 31 and September 30 of each year, commencing on March 30, 2029, and the last installment will be paid on December 31, 2038.

Interest: The Pars will bear interest, computed on the basis of THREE HUNDRED SIXTY (360) days comprising TWELVE (12) THIRTY (30)-day months, accruing as follows:

i.	From and including December 31, 2003, to but excluding March 31, 2009: ONE AND TWENTY ONE HUNDREDTHS OF ONE PERCENT (1.20%)

ii.	From and including March 31, 2009, to but excluding March 31, 2019: TWO AND TWENTY-SIX ONE HUNDREDTHS OF ONE PERCENT (2.26%).

iii.	From and including March 31, 2019, to but excluding March 31, 2029: THREE AND THIRTY-EIGHT ONE HUNDREDTHS OF ONE PERCENT (3.38%).

iv.	From and including March 31, 2029, to but excluding December 31, 2038: FOUR AND SEVENTY-FOUR ONE HUNDREDTHS OF ONE PERCENT (4.74%).

The interest payment dates for the Pars are March 31 and September 30 of each year, and December 31, 2038. Interest accrued as of and payable in cash on September 30, 2004 and March 31, 2005 will be paid in cash on the Settlement Date. The payment made on the first interest payment date following the Settlement Date will comprise the interest accrued from and including March 31, 2005, to but excluding such payment date.

Minimum denomination: one euro (€1.00)

Applicable law: the euro-denominated New Securities will be governed by the laws of the United Kingdom of Great Britain and Northern Ireland, and according to the terms and conditions of the Trust Indenture.

E.      INTERNATIONAL “PAR” BONDS OF THE REPUBLIC OF ARGENTINA, YEN-DENOMINATED “STEP UP” DUE 2038

Maximum Aggregate Principal Amount to be issued: the maximum aggregate principal amount of the Pars that the Republic of Argentina can issue pursuant to the Offer is:

•	U.S.$10.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is less than or equal to 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities, or

•	U.S.$15.0 billion or the equivalent in other currencies, if the aggregate Eligible Amount of Eligible Securities tendered and accepted pursuant to the Offer is greater than 70% (U.S.$57.3 billion or its equivalent, using the applicable exchange rate) of the aggregate Eligible Amount of all outstanding Eligible Securities.

For purposes of determining these amounts, Pars issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003

Principal Payments: Principal payments will consist of TWENTY (20) equal payments. The first NINETEEN (19) semi-annual payments will be paid on March 31 and September 30 of each year, commencing on March 30, 2029, and the last installment will be paid on December 31, 2038.

Interest: The Pars will bear interest, computed on the basis of THREE HUNDRED SIXTY (360) days comprising TWELVE (12) THIRTY (30)-day months, accruing as follows:

i.	From and including December 31, 2003, to but excluding March 31, 2009: TWENTY-FOUR ONE HUNDREDTHS OF ONE PERCENT (0.24%).

ii.	From and including March 31, 2009, to and excluding March 31, 2019: FORTY-FIVE ONE HUNDREDTHS OF ONE PERCENT (0.45%).

iii.	From and including March 31, 2019, to and excluding March 31, 2029: SIXTY-SEVEN ONE HUNDREDTHS OF ONE PERCENT (0.67%).

iv.	From and including March 31, 2029, to and excluding December 31, 2038: NINETY-FOUR ONE HUNDREDTHS OF ONE PERCENT (0.94%).

The interest payment dates for the Pars are March 31 and September 30 of each year, and December 31, 2038. Interest accrued as of and payable in cash on September 30, 2004 and March 31, 2005 will be paid in cash on the Settlement Date. The payment made on the first interest payment date following the Settlement Date will comprise the interest accrued from and including March 31, 2005, to but excluding such payment date.

Minimum denomination: one yen (¥1.00)

Applicable law: the bonds will be governed by the laws of Tokyo, Japan, and according to the terms and conditions of a trust indenture.

F.      INTERNATIONAL “DISCOUNT” BONDS OF THE REPUBLIC OF ARGENTINA, U.S. DOLLAR-DENOMINATED 8.28% DUE 2033

Maximum aggregate principal amount: The maximum aggregate principal amount of Discounts that the Republic of Argentina can issue pursuant to this Offer is U.S.$27.57 billion or its equivalent in other currencies. Discounts issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003.

Principal Payments: Principal payments will consist of TWENTY (20) equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024. The TWENTY (20) equal semi-annual payments will include capitalized amounts accrued prior to the first principal payment date.

Interest: the Discounts will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) -day year of TWELVE (12) THIRTY (30) -day months, accruing from and including December 31, 2003, to but excluding December 31, 2033, at an annual rate of EIGHT POINT TWENTY-EIGHT ONE HUNDREDTHS OF ONE PERCENT (8.28%). The following are the annual interest rates on the Discounts, reflect the portion that will be paid in cash and the portion that will be capitalized:

i.	From and including December 31, 2003, to but excluding December 31, 2008: THREE AND NINETY-SEVEN ONE HUNDREDTHS OF ONE PERCENT (3.97%) is paid in cash, and FOUR AND THIRTY-ONE ONE HUNDREDTHS OF ONE PERCENT (4.31%) is capitalized.

ii.	From and including December 31, 2008, to and excluding December 31, 2013: FIVE AND SEVENTY-SEVEN ONE HUNDREDTHS OF ONE PERCENT (5.77%) is paid in cash, and TWO AND FIFTY-ONE ONE HUNDREDTHS OF ONE PERCENT (2.51%) is capitalized.

iii.	From and including December 31, 2013, to and excluding December 31, 2033: EIGHT AND TWENTY-EIGHT ONE HUNDREDTHS OF ONE PERCENT (8.28%) is paid in cash.

Interest accrued on Discounts will be paid on June 30 and December 31 of each year. The portion of interest that would have been payable in cash on June 30, 2004, and December 31, 2004, will be paid in cash on the Settlement Date. The portion of interest that would have been capitalized on June 30, 2004, and December 31, 2004, will be considered, for all effects, capitalized as of such dates. The principal amount of Discounts the holder receives upon settlement of the Offer will include the original principal amount to which he is entitled plus such capitalized interest. Interest that will be payable in cash and interest to be capitalized on the first interest payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum denomination: one U.S. dollar (U.S.$1.00)

Applicable Law: The securities will be governed by the laws of the State of New York, United States of America, and in accordance to the terms and conditions of the Trust Indenture.

G.      INTERNATIONAL “DISCOUNT” BONDS OF THE REPUBLIC OF ARGENTINA, U.S. DOLLAR-DENOMINATED 8.28% DUE 2033

Maximum aggregate principal amount: The maximum aggregate principal amount of Discounts that the Republic of Argentina can issue pursuant to this Offer is U.S.$27.57 billion or its equivalent in other currencies. Discounts issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003.

Principal Payments: Principal payments will consist of TWENTY (20) equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024. The TWENTY (20) equal semi-annual payments will include capitalized amounts accrued prior to the first principal payment date.

Interest: the Discounts will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) -day year of TWELVE (12) THIRTY (30) -day months, accruing from and including December 31, 2003, to but excluding December 31, 2033, at an annual rate of EIGHT POINT TWENTY-EIGHT CENTS PER CENT (8.28%). The annual interest rates on the Discounts, disaggregated to reflect the portions that will be paid in cash and the portions that will be capitalized, are as follows:

i.	From and including December 31, 2003, to but excluding December 31, 2008: THREE AND NINETY-SEVEN ONE HUNDREDTHS OF ONE PERCENT (3.97%) is paid in cash, and FOUR AND THIRTY-ONE ONE HUNDREDTHS OF ONE PERCENT (4.31%) is capitalized.

ii.	From and including December 31, 2008, to and excluding December 31, 2013: FIVE AND SEVENTY-SEVEN ONE HUNDREDTHS OF ONE PERCENT (5.77%) is paid in cash, and TWO AND FIFTY-ONE ONE HUNDREDTHS OF ONE PERCENT (2.51%) is capitalized.

iii.	From and including December 31, 2013, to and excluding December 31, 2033: EIGHT AND TWENTY-EIGHT ONE HUNDREDTHS OF ONE PERCENT (8.28%) is paid in cash.

Interest accrued on Discounts will be paid on June 30 and December 31 of each year. The portion of interest that would have been payable in cash on June 30, 2004, and December 31, 2004, will be paid in cash on the Settlement Date. The portion of interest that would have been capitalized on June 30, 2004, and December 31, 2004, will be considered, for all effects, capitalized as of such dates. The principal amount of Discounts the holder receives upon settlement of the Offer will include the original principal amount to which he is entitled plus such capitalized interest. Interest that will be payable in cash and interest to be capitalized on the first interest payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum denomination: one U.S. dollar (U.S.$1.00)

Registration: Global securities will be issued in the name of the Central de Registro y Liquidación de Pasivos Públicos y Fedeicomisos Financieros (CRYL) of the Central Bank of the Republic of Argentina, in its capacity as Registration Agent for the New Securities.

Applicable Law: The Pars will be governed by the laws of the Republic of Argentina and in accordance with the terms applicable to bonds issued under the laws of the Republic of Argentina.

H.      INTERNATIONAL “DISCOUNT” BONDS OF THE REPUBLIC OF ARGENTINA, PESO-DENOMINATED 5.83% DUE 2033

Maximum aggregate principal amount: The maximum aggregate principal amount of Discounts that the Republic of Argentina can issue pursuant to this Offer is U.S.$27.57 billion or its equivalent in other currencies. Discounts issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003.

Adjustment of Principal: by the Coeficiente de Estabilizacion de Referencia (CER), as described in Article No. 4 of Decree No. 214/2002 of Central Bank of the Republic of Argentina, corresponding to each of the TEN (10) business days preceding the issuance date, and the TEN (10) business days prior to the applicable interest or principal payment date. The Office of National Public Credit of the Ministry of Economy and Production will be the Calculation Agent. The Calculation Agent’s determination of the adjustment amount shall be final and binding upon all parties unless made in manifest error.

Principal Payments: Principal payments will consist of TWENTY (20) equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024. The TWENTY (20) equal semi-annual payments will include capitalized amounts accrued prior to the first principal payment date.

Interest: the Discounts will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) -day year of TWELVE (12) THIRTY (30) -day months, accruing from and including December 31, 2003, to but excluding December 31, 2033, at an annual rate of FIVE AND EIGHTY-THREE ONE HUNDREDTHS OF ONE PERCENT (5.83%). The annual interest rates on the Discounts, disaggregated to reflect the portions that will be paid in cash and the portions that will be capitalized, are as follows:

i.	From and including December 31, 2003, to but excluding December 31, 2008: TWO POINT SEVENTY NINE ONE HUNDREDTHS OF ONE PERCENT (2.79%) will be paid in cash, and THREE AND FOUR ONE HUNDREDTHS OF ONE PERCENT (3.04%) will be capitalized.

ii.	From, and including December 31, 2008 to, but excluding December 21, 2013: FOUR AND SIX ONE HUNDREDTHS OF ONE PERCENT (4.06%) will be paid in cash, and ONE AND SEVENTY SEVEN ONE HUNDREDTHS OF ONE PERCENT (1.77%) will be capitalized.

iii.	From, and including December 31, 2013 to, but excluding December 31, 2033: FIVE AND EIGHTY THREE ONE HUNDREDTHS OF ONE PERCENT (5.83%) will be paid in cash.

In the case of peso-denominated Discounts, payment amounts will be adjusted for inflation based on CER. Interest accrued on Discounts will be paid on June 30 and December 31 of each year. The portion of interest that would have been payable in cash on June 30, 2004, and December 31, 2004, will be paid in cash on the Settlement Date. The portion of interest that would have been capitalized on June 30, 2004, and December 31, 2004, will be considered, for all effects, capitalized as of such dates. The principal amount of Discounts the holder receives upon settlement of the Offer will include the original principal amount to which he is entitled plus such capitalized interest. Interest that will be payable in cash and interest to be capitalized on the first interest payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum denomination: one peso (Ps.1.00)

Registration: Global securities will be issued in the name of the Central de Registro y Liquidación de Pasivos Públicos y Fedeicomisos Financieros (CRYL) of the Central Bank of the Republic of Argentina, in its capacity as Registration Agent for the New Securities.

Applicable Law: The Pars will be governed by the laws of the Republic of Argentina and in accordance with the terms applicable to bonds issued under the laws of the Republic of Argentina.

I.      INTERNATIONAL “DISCOUNT” BONDS OF THE REPUBLIC OF ARGENTINA, EURO-DENOMINATED 7.82% DUE 2033

Maximum aggregate principal amount: The maximum aggregate principal amount of Discounts that the Republic of Argentina can issue pursuant to this Offer is U.S.$27.57 billion or its equivalent in other currencies. Discounts issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003.

Principal Payments: Principal payments will consist of TWENTY (20) equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024. The TWENTY (20) equal semi-annual payments will include capitalized amounts accrued prior to the first principal payment date.

Interest: the Discounts will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) -day year of TWELVE (12) THIRTY (30) -day months, accruing from and including December 31, 2003, to but excluding December 31, 2033, at an annual rate of SEVEN AND EIGHTY-TWO ONE HUNDREDTHS OF ONE PERCENT (7.82%). The annual interest rates on the Discounts, disaggregated to reflect the portions that will be paid in cash and the portions that will be capitalized, are as follows:

i.	From and including December 31, 2003, to but excluding December 31, 2008: THREE AND SEVENTY FIVE ONE HUNDRETHS OF ONE PERCENT.

(3.75%) will be paid in cash, and FOUR AND SEVEN ONE HUNDRETHS OF ONE PERCENT (4.07%) will be capitalized.

ii.	From, and including December 31, 2008 to, but excluding December 31, 2013: FIVE AND FOURTY FIVE ONE HUNDRETHS OF ONE PERCENT (5.45%) will be paid in cash, and TWO AND THIRTY SEVEN ONE HUNDRETHS OF ONE PERCENT (2.37%) will be capitalized.

iii.	From, and including December 31, 2013 to, but excluding December 31, 2033: SEVEN AND EIGHTY TWO ONE HUNDRETHS OF ONE PERCENT (7.82%) will be paid in cash.

Interest accrued on Discounts will be paid on June 30 and December 31 of each year. The portion of interest that would have been payable in cash on June 30, 2004, and December 31, 2004, will be paid in cash on the Settlement Date. The portion of interest that would have been capitalized on June 30, 2004, and December 31, 2004, will be considered, for all effects, capitalized as of such dates. The principal amount of Discounts the holder receives upon settlement of the Offer will include the original principal amount to which he is entitled plus such capitalized interest. Interest that will be payable in cash and interest to be capitalized on the first interest payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum Denomination: one Euro (€1.00)

Applicable law: the euro-denominated New Securities will be governed by the laws of the United Kingdom of Great Britain and Northern Ireland, and according to the terms and conditions of the Trust Indenture.

J.      INTERNATIONAL “DISCOUNT” BONDS OF THE REPUBLIC OF ARGENTINA, YEN-DENOMINATED 4.33% DUE 2033

Maximum aggregate principal amount: The maximum aggregate principal amount of Discounts that the Republic of Argentina can issue pursuant to this Offer is U.S.$27.57 billion or its equivalent in other currencies. Discounts issued in currencies other than U.S. dollars will be converted into U.S. dollars based on exchange rates in effect on December 31, 2003.

Issue Date: December 31, 2003.

Principal Payments: Principal payments will consist of TWENTY (20) equal semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2024. The TWENTY (20) equal semi-annual payments will include capitalized amounts accrued prior to the first principal payment date.

Interest: the Discounts will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) -day year of TWELVE (12) THIRTY (30) -day months, accruing from and including December 31, 2003, to but excluding December 31, 2033, at an annual rate of FOUR AND THIRTY-THREE ONE HUNDREDTHS OF ONE PERCENT (4.33%). Indicated below are the annual interest rates, which reflect the portion of interests that is paid in cash and the portion that will be capitalized:

i.	From and including December 31, 2003, to but excluding December 31, 2008: TWO AND SEVEN ONE HUNDREDTHS OF ONE PERCENT (2.07%) will be paid in cash, and TWO AND TWENTY-SIX ONE HUNDREDTHS OF ONE PERCENT (2.26%) will be capitalized.

ii.	From and including December 31, 2008, to but excluding December 31, 2013: THREE AND TWO ONE HUNDREDTHS OF ONE PERCENT (3.02%) will be paid in cash, and ONE AND THIRTY TWO ONE HUNDREDTHS OF ONE PERCENT (1.32%) will be capitalized.

iii.	From and including December 31, 2013, to but excluding December 31, 2033: FOUR AND THIRTY THREE ONE HUNDREDTHS OF ONE PERCENT (4.33%) will be paid in cash.

Interest accrued on Discounts will be paid on June 30 and December 31 of each year. The portion of interest that would have been payable in cash on June 30, 2004, and December 31, 2004, will be paid in cash on the Settlement Date. The portion of interest that would have been capitalized on June 30, 2004, and December 31, 2004, will be considered, for all effects, capitalized as of such dates. The principal amount of Discounts the holder receives upon settlement of the Offer will include the original principal amount to which he is entitled plus such capitalized interest. Interest that will be payable in cash and interest to be capitalized on the first interest payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum Denomination: one Yen (¥1.00)

Applicable law: the bonds will be governed by the laws of Tokyo, Japan, and according to the terms and conditions of a trust indenture.

K.      “QUASI-PAR” BONDS OF THE REPUBLIC OF ARGENTINA, PESO-DENOMINATED 3.31% DUE 2045

Maximum Aggregate Principal Amount: the maximum aggregate original principal amount of the Quasi-pars is approximately Ps.24.3 billion.

Issue Date: December 31, 2003

Transfer Restrictions: the Quasi-pars will not be transferable for one year after the Settlement Date.

Adjustment of Principal: by the Coeficiente de Estabilización de Referencia (CER), as described in Article No. 4 of Decree No. 214/2002 of the Central Bank of the Republic of Argentina, corresponding to each of the TEN (10) business days preceding the issuance date, and the TEN (10) business days prior to the applicable interest or principal payment date. The Office of National Public Credit of the Ministry of Economy and Production will be the Calculation

Agent. The Calculation Agent’s determination of the adjustment amount shall be final and binding upon all parties unless made in manifest error.

Principal Payments: Principal payments will consist of TWENTY (20) semi-annual payments on June 30 and December 31 of each year, commencing on June 30, 2036. These payments will be adjusted as provided in the preceding paragraph.

Interest: Quasi-pars will bear interest, computed on the basis of a THREE HUNDRED AND SIXTY (360) –day year of TWELVE (12) THIRTY (30) –day months, from and including December 31, 2003, to but excluding December 31, 2045, with at an annual rate of THREE AND THIRTY-ONE ONE HUNDREDTHS OF ONE PERCENT (3.31%). Interest will be calculated based upon the principal amount as adjusted by CER. Interest accrued on or before December 31, 2013, will be capitalized. After December 31, 2013, Argentina will make interest payments in cash. Accordingly, holders of Quasi-pars will not receive cash payments on their Quasi-pars until June 30, 2014, but instead, the amount of principal of Quasi-pars will be increased, on the relevant interest payment dates, by the amount of interest accrued during the immediately preceding interest period. Cash payments will be made in pesos.

The interest payment dates will be June 30 and December 31 of each year. Interest accrued on Quasi-pars that would have been capitalized on June 30, 2004, and December 31, 2004, will be capitalized as of such dates. The principal amount of Quasi-pars you receive upon settlement of the Offer will include the original principal amount to which you are entitled plus such capitalized interest. Interest to be capitalized on the first payment date following the Settlement Date will consist of interest accrued from and including December 31, 2004, to but excluding such interest payment date.

Minimum denomination: one Peso (Ps1.00)

Negotiability: Quasi-pars will not be negotiable until April 1, 2006

Registration: Global securities will be issued in the name of the Central de Registro y Liquidación de Pasivos Públicos y Fedeicomisos Financieros (CRYL) of the Central Bank of the Republic of Argentina, in its capacity as Registration Agent for the New Securities.

Applicable Law: The Quasi-pars will be governed by the laws of the Republic of Argentina and in accordance with the terms applicable to bonds issued under the laws of the Republic of Argentina.

EXHIBIT V

GDP-LINKED SECURITIES DUE TO EXPIRE ON DECEMBER 15, 2035

Each GDP-Linked Security will be attached and will trade with the underlying New Security during a period of 180 days after the Settlement Date. Upon the expiration of that period, the GDP-Linked Securities will trade independently.

Notional amount: each GDP-Linked Security will be issued based upon a notional amount equal to the sum of the outstanding principal amount and accrued but unpaid interests on, in both cases, December 31, 2001, if the Eligible Securities tendered and accepted are in the same currency as the GDP-Linked Securities. If the Eligible Securities tendered and accepted are not in the same currency as the GDP-Linked Securities, the applicable exchange ratio will be adjusted based upon the exchange rates in effect as of December 31, 2003. Payments of principal will not be made with respect to the GDP-Linked Securities. Holders of the Eligible Securities will not receive any payment during the duration or after the maturity of their GDP-Linked Securities, except as described herein.

Payments: payments with respect to the GDP-Linked Securities will depend upon the performance of the GDP of the Republic of Argentina, as it is described herein, and are subject to the conditions as set forth in this Annex. The GDP-Linked Securities will be paid based on their notional value.

Payment currency: The GDP-Linked Securities will be paid in the currency of the New Security to which the GDP-Linked Securities are initially attached, which may be U.S. dollars, euro, yen, or Argentine pesos.

Calculation date: The calculation date for the GDP-Linked Securities will be November 1 of each year following the relevant reference year, commencing on November 1, 2006.

Payment date: The GDP-Linked Securities will be paid on December 15 of each year following the relevant reference year. The first payment, if any, will occur on December 15, 2006.

Reference year: a reference year will be any calendar year beginning in 2005 and ending in 2034.

Base Case GDP: the following table sets forth the Base Case GDP (“Base Case GDP”) for each reference year:

Reference Year	Base Case GDP	Reference Year	Base Case GDP
	(in millions of 1993		(in millions of 1993
	pesos)		pesos)
2005	287.012,52	2020	458.555,87
2006	297.211,54	2021	472.312,54
2007	307.369,47	2022	486.481,92
2008	317.520,47	2023	501.076,38
2009	327.968,83	2024	516.108,67
2010	338.675,94	2025	531.591,93
2011	349.720,39	2026	547.539,69
2012	361.124,97	2027	563.965,88
2013	372.753,73	2028	580.884,85
2014	384.033,32	2029	598.311,40
2015	395.554,32	2030	616.260,74
2016	407.420,95	2031	634.748,56
2017	419.643,58	2032	653.791,02
2018	432.232,88	2033	673.404,75
2019	445.199,87	2034	693.606,89

The Base Case GDP will be adjusted in accordance with any changes to the year of base prices on the basis of which the figures above were determined.

Actual Real GDP: The actual real gross domestic product (“Actual Real GDP”) is the gross domestic product of Argentina at constant pesos (at market prices) for each calendar year, as published by the Instituto Nacional de Estadística y Censos (“INDEC”).

Actual Real GDP is currently calculated by INDEC using the year 1993 as the year of base prices. If during any year, INDEC changes the year of base prices for calculating Actual Real GDP, the Base Case GDP will be adjusted accordingly. For example, if Actual Real GDP for 2006 using 1993 prices were X, and using 2000 prices were Y, then the Base Case GDP = (Base Case GDP as per chart above, multiplied by a fraction, the numerator of which is Y and the denominator of which is X).

Actual Nominal GDP: The actual nominal gross domestic product (“Actual Nominal GDP”) is the gross domestic product of the Republic of Argentina in current pesos for each calendar year, as published by the Instituto Nacional de Estadística y Censos (“INDEC”).

Payment Conditions: The Republic of Argentina will make a payment on GDP-Linked Securities for any given reference year, only if the following three conditions are met:

•	For the reference year, Actual Real GDP exceeds Base Case GDP;

•	For the reference year, annual growth in Actual Real GDP exceeds the growth rate in Base Case GDP for such year (for your reference, the Base Case GDP for 2004 is Ps.275,276.01 million, measured in 1993 pesos); and

•	Total of payments made under a GDP-Linked Security do not exceed the Payment Cap of such GDP-Linked Security.

Annual growth of Actual Real GDP for any reference year will be calculated by dividing Actual Real GDP for that reference year by the Actual Real GDP for the year preceding that reference year, minus one. The Actual Real GDP for the relevant reference year and the preceding year will each be measured, respectively, using the same year of base prices, with Actual Real GDP for the year preceding the reference year adjusted as described in the definition of Actual Real GDP.

Excess GDP: The excess gross domestic product for any reference year (“Excess GDP”) is the amount, if any, by which Actual Real GDP (converted to nominal pesos, as described below) exceeds the Base Case GDP (converted to nominal pesos, as described below). Excess GDP will be expressed in billions.

For purposes of determining Excess GDP for any reference year, each of the Actual Real GDP and Base Case GDP for that reference year will be converted into nominal pesos by multiplying each by a fraction, the numerator of which is the GDP Deflator for that reference year and the denominator of which is the GDP Deflator for the year of base prices used to calculate GDP. As noted above, 1993 is currently the year of base prices, and the GDP Deflator for that year is one.

GDP Deflator: The GDP Deflator for any given year (“GDP Deflator”) is the quotient that results from dividing the Actual Nominal GDP for such year, by the Actual Real GDP for the same year, in each case as published by INDEC.

Payment Amount: On each payment date, holders of GDP-linked Securities will be entitled to receive payments in an amount equal to the Available Excess GDP (as defined below) for the corresponding reference year, multiplied by the aggregate notional amount of GDP-Linked securities they hold. “Available Excess GDP” is an amount per unit of currency of notional amount of GDP-Linked Securities, determined in accordance with the following formula:

Available Excess GDP = (0.05 x Excess GDP) x unit of currency coefficient.

The “unit of currency coefficient” used in this calculation is the one set forth in the following table:

Table 2: Unit of Currency Coefficient

Unit of
Currency	Currency Coefficient
U.S. dollars	1/81.8 = 0.012225
Euro	1/81.8 x (1/.7945) = 0.015387
Pesos	1/81.8x (1/2.91750) = 0.004190

The unit of currency coefficient represents the proportion that one GDP-Linked security with a notional amount of one unit of currency bears to the aggregate Eligible Amount of all Eligible Securities outstanding as of the date of this prospectus supplement (approximately U.S.$81.8 billion), calculated using exchange rates in effect on December 31, 2003.

Then, the result will be converted to the relevant payment currency using the average free market exchange rate of pesos to the applicable payment currency during the 15 calendar days preceding December 31 of the relevant reference year.

All calculations for payments on the GDP-Linked Securities will be performed by the Ministry of Economy and Production of the Republic of Argentina.

Payment Cap: The total amount to be paid during the life of the GDP-Linked Securities, per unit of GDP-Linked Security, will not exceed 0.48, measured per unit of currency. This amount will be referred to as the “payment cap for GDP-Linked Securities.”

If the payment cap for a GDP-Linked Security is reached in a payment year prior to the scheduled expiration of the GDP-Linked Securities, the GDP-Linked Securities will be deemed to have expired in such year.

If, for any given year the aggregate payment due under a GDP-Linked Security is greater than the amount remaining under the payment cap for that Security, then the remaining amount available under the payment cap for that GDP-Linked Security will be distributed to the holder of that security.

Governing Law: The governing law will be the same as the governing law of the New Security to which the GDP-Linked Security is initially attached.